Analex Corporation                           NEWS RELEASE
5904 Richmond Highway
Suite 300
Alexandria, Virginia 22303
Tel:  (703) 329-9400
Fax: (703) 329-8187
www.analex.com                          Release:  IMMEDIATE
                              For:      ANALEX CORPORATION
                                        (Symbol: NLX)
Contact:  Amber Gordon
          (703) 329-9400

            ANALEX ANNOUNCES RECORD 2004 FINANCIAL RESULTS

  Revenue up 51%; Operating Income up 77%; Non-Cash Charges Yield Net
                                 Loss


Alexandria, VA, February 23, 2005 - Analex Corporation (Amex: NLX), a leading provider of mission-critical professional services to federal government clients, today reported full year 2004 revenue of $94.4 million, a 51% increase over 2003 revenue of $62.3 million. Operating income, or earnings before interest and taxes (EBIT), increased 77% over 2003, while earnings before interest, taxes, depreciation, and amortization (EBITDA) increased by 96%, from $4.1 million to $8.0 million in 2004. EBITDA margins increased to 8.5% from 6.6% last year. As a result of non-cash accretion charges on convertible debt instruments used to finance acquisitions, net income from continuing operations was a loss of $3.8 million in 2004 compared to a $2.7 million profit in 2003. As a result of dividends and non-cash accretion charges on convertible preferred stock used to finance acquisitions, net income attributable to common shareholders amounted to a loss of $9.2 million in 2004, or ($0.64) per share, compared to income of $2.5 million in 2003, or $0.14 per share on a fully-diluted basis.

     For the fourth quarter revenue was $27.7 million, a 76% increase over the fourth quarter of 2003 revenue of $15.7 million. EBIT increased 180% over 2003, while EBITDA for the quarter increased by 195%, from $738,300 to $2.2 million in this year. EBITDA margins for the quarter increased to 7.9% from 4.7% last year. Net income from continuing operations increased by 66% from $794,400 to $1.3 million, due in part to a tax benefit for the quarter. As a result of dividends and non-cash accretion charges on convertible preferred stock used to finance acquisitions, net income attributable to common shareholders amounted to a loss of $255,700 for the quarter, or ($0.02) per share, compared to income of $462,900 in 2003, or $0.03 per share.

     These operating results demonstrate the underlying strength of Analex core business. Offsetting these results were various non-cash charges associated with acquisition financing activities. The total non-cash charges included in the net loss to the common stockholders amounted to $1.7 million for the quarter and $11.4 million for the year.

     Sterling Phillips, Analex's Chairman and CEO, stated, "Analex's fourth quarter and full year 2004 results reflect continued strong organic revenue growth and margin improvement. Our performance was achieved by focusing on providing our clients with superior program work - fueled by the strong market demand for our services by federal government clients. We will continue to emphasize organic growth, while executing a disciplined approach to identifying acquisition candidates that we believe will yield exceptional long-term growth and value to Analex."

     Cash generation and management are strong. Accounts receivable Days Sales Outstanding remains at 60 days. Bank debt under the Bank of America credit agreement had $6.6 million outstanding at December 31, 2004. Analex remains within the required financial covenant requirements of that credit facility.

Webcast Today
The Company has scheduled a webcast / conference call for 11:00 a.m.
(ET), today, during which management will make a brief presentation regarding third quarter results and operating trends. A question-and-answer session will follow. Interested parties can listen to the conference call over the Internet by logging on to Analex's website at www.analex.com at the scheduled time and following the sign-in instructions. A replay will be available over the Internet and can be accessed on Analex's website. The replay of the conference call and question / answer session will also be available after 1:00 p.m. (ET) today. The replay will be available through March 25, 2005 via telephone at 888-286-8010 (replay Pass Code: # 72721086). The International dial-in replay number is 617-801-6888.

About Analex
Analex specializes in providing intelligence, systems engineering and security services in support of our nation's security. Analex focuses on developing innovative technical approaches for the intelligence community, analyzing and supporting defense systems, designing, developing and testing aerospace systems and providing a full range of security support services to the U.S. government. The Company's stock trades on the American Stock Exchange under the symbol NLX. Analex investor relations can be reached at amber.gordon@analex.com or 703-329-9400 x311. The Company can be found on the Internet at www.analex.com.

PLEASE NOTE: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements contained herein. Such factors and risks include business conditions and growth in the government contracting arenas and in the economy in general. Competitive factors include the pressures toward consolidation of small government contracts into larger contracts awarded to major, multi-national corporations; and the Company's ability to continue to recruit and retain highly skilled technical, managerial and sales/marketing personnel. Other risks may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. Analex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                        FINANCIAL TABLES FOLLOW

                                                               Analex Corporation
                                                            Selected Financial Data
                                                                 (unaudited)
                                           Three Months Ended                   Twelve Months Ended
                                               December 31             %            December 31            %
                                          2004            2003      Change     2004           2003       Change
                                          ----------   -----------         ------------   ------------
Revenues                                $ 27,717,800 $ 15,745,500   76%   $ 94,416,700   $ 62,326,700    51%
Costs of revenue                          22,026,900   13,366,300           75,913,100     52,526,500
SG&A                                       3,629,200    1,662,200           10,776,800      5,787,500
Amortization                                 453,400      142,100            1,420,900        450,800
                                          ----------   -----------         ------------   ------------
Operating costs and expenses              26,109,500   15,170,600           88,110,800     58,764,800
                                          ----------   -----------         ------------   ------------
Operating income                           1,608,300      574,900   180%     6,305,900      3,561,900    77%

Total interest expense, net                 (940,000)    (241,200)          (8,921,900)      (519,800)
Income (loss) from continuing
  operations before income taxes             668,300      333,700           (2,616,000)     3,042,100

Provision (benefit) for income taxes        (647,300)    (460,700)           1,193,400        311,200
                                          ----------   -----------         ------------   ------------
Income (loss) from continuing operations   1,315,600      794,400    66%    (3,809,400)     2,730,900  -239%

Net income (loss) from
discontinued operations
  net of income taxes                         11,300      (38,500)               8,200         15,500

Net income (loss) on disposal
of discontinued operations
  net of income taxes                       (237,900)        -                (545,000)         -

Net income (loss) from
  discontinued operations                   (226,600)     (38,500)            (536,800)        15,500
                                          ----------   -----------         ------------    -----------
Net income (loss)                          1,089,000      755,900           (4,346,200)     2,746,400

Dividends on Series A
convertible preferred stock                 (227,400)     (56,700)            (902,400)      (56,700)
Dividends on Series B
convertible preferred stock                 (181,500)        -                (211,100)          -
Accretion of convertible
preferred stock                             (935,800)    (236,300)          (3,750,000)     (236,300)
                                          ----------   -----------         ------------   ------------
Net income (loss) available to
  common shareholders                     $ (255,700) $   462,900  -155% $  (9,209,700)  $ 2,453,400  -475%
                                          ===========  ===========         ============   ============
Net income (loss) attributable to common shareholders per share:

  Continuing operations
    Basic                                $      0.00  $      0.03       $   (0.60)       $      0.16
    Diluted                              $      0.00  $      0.03       $   (0.60)       $      0.14

  Discontinued operations
    Basic                                $     (0.02) $      0.00       $   (0.04)       $      0.00
    Diluted                              $     (0.02) $      0.00       $   (0.04)       $      0.00

Net income (loss) available for the common shareholders:
    Basic                                $     (0.02) $      0.03       $   (0.64)       $      0.16
    Diluted                              $     (0.02) $      0.03       $   (0.64)       $      0.14

Weighted average number of shares:
    Basic                                 15,333,209    14,747,777       14,435,676       14,878,312
    Diluted                               15,333,209    17,319,623       14,435,676       17,670,001

Reconciliation of Non-GAAP Measures:
Reconciliation of Operating Income (EBIT) to EBITDA:

                   Three Months Ended            Twelve Months Ended
                       December 31      %            December 31       %
                       -----------                   -----------
                    2004        2003  Change      2004        2003      Change
                    ----        ----  ------      ----        ----      ------
EBIT             $1,608,300  $574,900  180%   $6,305,900  $3,561,900   77%
EBIT Margin            5.8%      3.7%              6.7%        5.7%

Amortization        453,400   142,100          1,420,900     450,800

Depreciation        113,600    21,300            308,100      90,100
                 ----------   -------         ----------  ----------
EBITDA           $2,175,300  $738,300  195%   $8,034,900  $4,102,800   96%
EBITDA Margin          7.9%      4.7%               8.5%        6.6%

                                                          Balance Sheet Data
                                                      December 31     December 31
                                                      -----------     ------------
                                                           2004           2003
                                                           ----           -----
Current assets                                        $21,910,000      $24,879,200
Current assets of business held for sale                                   658,100
Fixed assets, net                                       1,434,700          546,100
Goodwill, contract rights, and other
   intangibles, net                                    49,539,700       17,034,600
Other non-current assets                                  526,300          514,100
                                                      -----------     ------------
Total assets                                          $73,409,700      $43,632,100
                                                      ===========     ============

Current liabilities                                   $16,387,600       $8,311,100
Current liabilities of business held for sale                              116,000
Long-term liabilities                                   8,076,000        5,476,200
                                                      -----------     ------------
Total liabilities                                     $24,463,600      $13,903,300
Convertible preferred stock                           $15,986,300         $236,300
Shareholders' equity                                  $32,959,800      $29,492,500
                                                      -----------     ------------
Total liabilities, convertible preferred stock
   and shareholders' equity                           $73,409,700      $43,632,100
                                                      ===========      ===========

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